Exhibit 99.01

                                           For Immediate Release--March 30, 2001


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GE CAPITAL TO ACQUIRE FRANCHISE FINANCE CORPORATION OF AMERICA

DANBURY, CT/SCOTTSDALE, AZ - MARCH 30, 2001 - GE Capital, through its Commercial Equipment Financing business, and Franchise Finance Corporation of America
(FFCA) (NYSE: FFA), announced today that they have reached an agreement for GE Capital Commercial Equipment Financing to acquire FFCA pursuant to terms contained in an agreement and plan of merger. FFCA, a Scottsdale, Arizona REIT, has been a leading provider of franchise financing for more than 20 years.

Under the agreement, common shareholders of FFCA will receive $25 in cash for each share held. The transaction values FFCA's shares at approximately $1.4 billion and inclusive of assumed liabilities, the total transaction is valued in excess of $2.1 billion. The Boards of Directors of both companies have approved the transaction. FFCA intends to continue to pay its regular quarterly dividends until the merger, including a pro rated dividend for the period ending prior to the effective time of the merger. The company will operate as Franchise Finance Corporation of America, a division of GE Capital Commercial Equipment Financing. The purchase reflects GE Capital's growing commitment to the franchise finance market.

"This acquisition complements our existing franchise finance business and reflects our ongoing expansion in this attractive growth market," said Paul Bossidy, President and CEO of GE Capital Commercial Equipment Financing. "With this acquisition, we will strengthen our position in franchise financing. Our customer value proposition will be unsurpassed."

"We are excited about the benefits our new relationship with GE Capital will bring to our customers," said Morton Fleischer, Chairman and CEO of FFCA. "By joining GE Capital, we will be able to offer additional services and the expertise of a large financial services company, combined with the personalized service that our customers are accustomed to every day. It's exciting to be a part of such a strong, innovative company like GE. We'll also now have the ability to expand globally to bring franchise finance solutions to customers around the world."

The acquisition is subject to approval by FFCA's shareholders, expiration of applicable regulatory waiting periods, absence of certain material adverse changes affecting FFCA, applicable laws or equity market conditions, sale by FFCA of certain specified FFCA assets on the terms specified in the merger agreement and other customary closing conditions.
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ABOUT GE CAPITAL COMMERCIAL EQUIPMENT FINANCING:

GE Capital Commercial Equipment Financing, a GE Capital company, serves a broad financing market from small businesses to Fortune 100 companies worldwide. Their portfolio includes more than 90 different equipment types, including trucks and trailers, corporate aircraft, manufacturing facilities, construction, medical and office equipment. GE Capital, with assets of more than US$370 billion, is a global, diversified financial services company grouped into six key operating segments comprised of 24 businesses. A wholly-owned subsidiary of General Electric Company, GE Capital, based in Stamford, Connecticut, provides a variety of consumer services, such as credit cards and life and auto insurance; mid-market financing; specialized financing; specialty insurance; equipment management, and specialized services, to businesses and individuals in 47 countries around the world. GE is a diversified services, technology and manufacturing company with operations worldwide.

ABOUT FFCA:

Based in Scottsdale, Arizona, FFCA is a leading single-tenant retail property finance company dedicated to providing real estate financing to multi-unit operators of chain restaurants, convenience stores and automotive services and parts outlets. The company's financing alternatives include mortgages and long-term real estate leases, construction and acquisition financing, equipment loans and other custom financing solutions. Diversified by industry, geographic location, client and chain, FFCA had a combined investment and servicing portfolio of more than 6,200 properties throughout the U.S. as well as in Canada as of December 31, 2000. Its clients operate some of the best-known chains in the country, including Applebee's, Arby's, Burger King, Checker Auto Parts, Chevron, Circle K, Citgo, Cracker Barrel, Hardee's, Jack in the Box, Long John Silver's, Midas Muffler Shops, Pizza Hut, 7-Eleven, Taco Bell, Texaco, Valvoline Instant Oil Change and Wendy's.

THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE CONCERNING THE MERGER TRANSACTION AND FUTURE EVENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTATIONS. THESE AND OTHER RISKS ARE SET FORTH IN FFCA'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

MEDIA CONTACTS:
Joyce Peters
GE Capital Commercial Equipment Financing
203-796-1038

Ron Davis
Franchise Finance Corporation of America
480-585-4500

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